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                                                                     Exhibit 5.1

(713) 758-1074                                                    (713) 615-5926

                                 May 15, 1998


Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391


Ladies and Gentlemen:

       We acted as counsel for Halliburton Company, a Delaware corporation ("Halliburton"), in connection with Halliburton's registration statement on Form S-4 (the "Registration Statement") relating to the offering, sale and delivery of shares (the "Shares") of Halliburton's common stock, par value $2.50 per share, pursuant to the proposed merger of Halliburton N.C., Inc., a Delaware corporation and wholly owned subsidiary of Halliburton, with and into Dresser Industries, Inc., a Delaware corporation. Capitalized terms used but not defined in this opinion are defined in the Registration Statement and are used herein with the same meanings as ascribed to them therein.

        Before rendering our opinion, we examined certain of the corporate records of Halliburton, including its Restated Certificate of Incorporation, certain resolutions of the Board of Directors of Halliburton, the Registration Statement and the exhibits thereto and such certificates of corporate officers of Halliburton and governmental officials as we deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of the above described documents, we relied upon certificates and other communications of corporate officers of Halliburton and governmental officials without further investigation as to the facts set forth therein.

        Based upon the foregoing, we are of the opinion that, subject to adoption of the Charter Amendment by the stockholders of Halliburton and the filing of the Charter Amendment with the Secretary of the State of Delaware, the Shares have been validly authorized for issuance and, upon issuance as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of the foregoing opinions,
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Halliburton Company
Page 2
May 15, 1998

we assumed that the Shares will be offered, issued and sold in compliance with state securities or Blue Sky laws.


                                                Very truly yours,



                                                VINSON & ELKINS L.L.P.